FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 16, 1999


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)
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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

Attached Press Release Relative to Home Bancorp Reporting third quarter results.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           HOME BANCORP
                                                        ------------------
                                                           (Registrant)


                                                    /s/ W. Paul Wolf
Date:   July 9, 1999                                    ------------
                                                        W. Paul Wolf
                                                        Chairman, President, CEO

                                  NEWS RELEASE
Home Bancorp
132 EAST BERRY STREET   P.O. BOX 989                    Date        July 9, 1999
                                                        ------------------------
FORT WAYNE, INDIANA 46801-0989
PHONE:  (219) 422-3502                                  Contact     W. Paul Wolf
FAX:  (219) 426-7027                                    ------------------------



                       Home Bancorp Basic EPS Jumps 14.7%


FORT WAYNE, Indiana, -- July 9, 1999 -- Home Bancorp (Nasdaq: HBFW) today reported third quarter fiscal year 1999 (FY '99) earnings and financial results ended June 30, 1999. Net income for the third quarter 1999 was $776,000 ($0.39 basic earnings per share) compared to $749,000 ($0.34 basic earnings per share) for the same period a year earlier, a dollar increase of 3.6% reflected a 14.7% increase in earnings per share (EPS). The three months earnings represent an annualized return on average assets (ROA) of 0.77% and a return on average equity (ROE) of 7.99%.

Net income for the nine months ended June 30, 1999 increased 3.4% to $2,330,000 ($1.15 basic earnings per share) from $2,253,000 ($1.02 basic earnings per share) for the same period in 1998, an increase of 13% in earnings per share. For the nine month period ended June 30,1999, earnings represent an annualized average ROA of 0.81% and a ROE of 7.72%.

Historical financials at June 30, 1999 were $403.7 million in total assets, an increase of $43.4 million, or 12%, from $360.3 million at June 30, 1998; net loans were $345.3 million, an increase of $27.1 million, or 8.5%, from $318.2 million during the twelve-month period. For the same period from June 30, 1998 to June 30, 1999, deposits increased from $306.4 million to $353.3 million, an increase of $46.9 million or 15.3%.

Since becoming a public company March 29, 1995, Home Bancorp as of June 30, 1999 reported tremendous growth; i.e. assets increased 32.0% from $306 million to $404 million; loans ballooned from $204 million to $345 million for 69.1%
growth; and deposits magnified by $103 million to $353 million from $250 million, a 41.2% increase.

The Company's efficiency ratios, as measured of core operating expenses to income, for the nine-month period ended June 30, 1999 was 48.40%; the G&A (operating) expenses to assets was 1.30%. As a company becomes more efficient, these ratios reduce.

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Shareholders' equity in Home Bancorp totaled $38.3 million, or 9.5% expressed as a percentage of total assets, at June 30, 1999, compared with 11.9% on June 30, 1998. The number of common shares outstanding was 2,089,919 with the book value per common share outstanding of $18.35.

          Home Bancorp (Nasdaq)

          Quarter June 30:                            1999          1998
          Net Income......................           $776,000      $749,000
          Share Earnings:
                   Net Income basic ......             .39           .34
                   Net Income diluted ....             .37           .33
          Nine Months:
                   Net Income basic ......            1.15          1.02
                   Net Income diluted ....            1.10           .98